UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gentherm Incorporated (the “Company”) is implementing a planned transition process for the office of President and Chief Executive Officer. On November 8, 2024, the Company announced that Phillip Eyler, the Company’s President and Chief Executive Officer, and Interim Chief Financial Officer, will depart from the Company and will resign as a director on the Company’s Board of Directors (the “Board”), each effective December 31, 2024 (the “Eyler Departure Date”), and that William T. Presley has been hired as the successor President and Chief Executive Officer of the Company, and has been appointed by the Board as a director of the Company, each effective January 1, 2025 (the “Presley Start Date”). The Company expects that Mr. Eyler will remain in his current roles with the Company until the Eyler Departure Date. Mr. Eyler has agreed to serve in a non-employee consulting role as an advisor to Mr. Presley and the Company through June 30, 2025 to assist in the orderly transition of his responsibilities to Mr. Presley. Mr. Eyler’s departure as an employee and resignation as a director was not the result of any disagreement on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices.

Hiring of President and Chief Executive Officer; Appointment of Director – Mr. Presley

Mr. Presley, age 55, has over 30 years of domestic and international experience in leadership positions within the automotive industry, is an engineer by training and is a holder of multiple patents in the automotive industry. Mr. Presley has deep automotive general management, engineering and manufacturing expertise. From January 2019 to November 2024, he served at Aptiv PLC (NYSE: APTV), a designer, developer and manufacturer of software and hardware solutions for automative safety features, electrified architectures, and intelligent connectivity with revenue of over $20 billion. He most recently served as Vice Chairman and Chief Operating Officer, where he was responsible for overseeing and managing all of the operations and functions of Aptiv’s business. He also served at Aptiv as SVP & President of Signal & Power Solutions from September 2020 to December 2022, and as President of Electrical Distribution Systems from January 2019 to September 2020. He served in roles of increasing responsibility at Lear Corporation (NYSE: LEA) from June 2008 to January 2019, most recently as Vice President and Business Unit Leader of the Electrical Distribution Systems business unit. Before joining Lear, Mr. Presley began his career in the automotive industry at Chrysler Corporation, holding several positions of increasing responsibility from 1992 to 2008. He also served in both the U.S. Army and the Michigan Army National Guard for a combined total of 13 years from 1988 to 2001. Mr. Presley received a Master of Business Administration from Oakland University, a Master of Electrical Engineering from the University of Detroit, and a Bachelor of Science in Electrical Engineering from Norwich Military University.

The Board has appointed Mr. Presley as a non-independent director of the Board as of the Presley Start Date to fill the vacancy created by Mr. Eyler’s resignation as of the Eyler Departure Date. Mr. Presley will serve for a term expiring at the Company’s 2025 annual meeting of shareholders and until a successor has been duly elected and qualified, or until his earlier resignation, retirement or other termination of service. Mr. Presley will not receive any compensation for his service on the Board and will not serve on any Board committees. There are no arrangements or understandings between Mr. Presley and any other person pursuant to which he was selected as a director.

Mr. Presley has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Presley has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Offer Letter – Mr. Presley

On November 6, 2024, in connection with Mr. Presley’s appointment as President and Chief Executive Officer of the Company, the Company and Mr. Presley entered into an offer letter regarding Mr. Presley’s at-will employment (the “Presley Offer Letter”). Mr. Presley’s compensation set forth in the Presley Offer Letter includes:

•	A $950,000 annual base salary.

•

Eligibility for an annual cash bonus beginning in 2025 under the Second Amended and Restated Gentherm Incorporated Senior Level Performance Bonus Plan (the “Bonus Plan”), with a target bonus of 125% of his annual base salary.

•

Perquisites generally consistent with those provided to other Company executive officers, including paid vacation, health and welfare benefits, participation in a 401(k) retirement savings plan and the Company’s deferred compensation program.

•

An annual equity award with a total grant value of $4,000,000, with the initial award to be granted in March 2025, on terms and conditions consistent with the annual equity awards to the Company’s executive officers. 70% of the grant value of this award will be in the form of performance stock units, and 30% of the grant value will be in the form of restricted stock units (“RSUs”). Future equity awards remain at the discretion of the Board.

•

In replacement of him forgoing a 2024 cash bonus and vesting and earnings of certain outstanding equity awards with Aptiv, he will receive (i) $1,350,000 in cash within 45 days of the Presley Start Date and $1,350,000 in cash within 45 days prior to the first anniversary of the Presley Start Date (together, the “Make Whole Bonuses”), and (ii) RSUs with a total grant value of $4,700,000 and vesting pro rata annually on each of the first three anniversaries of the grant date, to be awarded as of the later of within 45 days of the Presley Start Date or the first business day of an open trading window under Gentherm’s policy as applicable to executive officers of the Company, each subject to Mr. Presley’s continued employment with the Company. The first Make Whole Bonus and second Make Whole Bonus will be forfeited and must be repaid, if applicable, if Mr. Presley voluntarily terminates his employment without Good Reason (as defined in the Presley Offer Letter) or is terminated for Cause during the first and second year of employment, respectively.

In the event of a termination without Cause or for Good Reason (and not during a Change in Control window period), each as defined in the Presley Offer Letter, Mr. Presley will receive a lump sum cash payment of 12 months’ salary plus the Make Whole Bonuses (to the extent not paid previously), up to 12 months of COBRA premium coverage, a lump sum cash payment for any unpaid annual bonus under the Bonus Plan determined for the year prior to the year of termination, and a prorated cash bonus for the year of termination (at a minimum of the prorated target bonus). In the event of a termination of Mr. Presley without Cause or for Good Reason during a Change in Control window period (as defined in the Presley Offer Letter), Mr. Presley will receive a lump sum cash payment of 24 months’ salary plus the Make Whole Bonuses (to the extent not paid previously), up to 18 months of COBRA premium coverage, a lump sum cash payment for any unpaid annual bonus under the Bonus Plan determined for the year prior to the year of termination, and a lump-sum cash payment equal to two times the annual target bonus for the year of termination. Mr. Presley’s right to receive the foregoing severance is conditioned upon his execution of a general release of claims, which becomes irrevocable, for the benefit of the Company.

Any incentive cash or equity compensation paid to Mr. Presley is subject to the Gentherm Incorporated Policy for the Recovery of Erroneously Awarded Compensation. Further, during employment and thereafter, Mr. Presley is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after termination of employment, Mr. Presley is subject to non-competition and non-solicitation requirements.

The Presley Offer Letter provides that it is expected that Mr. Presley will continue to serve on the Board during his service as President and Chief Executive Officer, subject to Board discretion, election by shareholders and applicable law.

A copy of the Presley Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Presley Offer Letter is qualified in its entirety by reference to such exhibit.

Separation and Consulting Agreement – Mr. Eyler

On November 6, 2024, the Company and Mr. Eyler entered into the Separation and Consulting Agreement regarding the foregoing matters (the “Separation and Consulting Agreement”).

The Separation and Consulting Agreement confirms that, in accordance with Mr. Eyler’s employment contract with the Company, dated September 18, 2017, as amended, he will receive the severance and related benefits in accordance with a separation from service without Cause, subject to his execution and non-revocation of a general release of claims in favor of the Company and his employment with the Company through the Eyler Departure Date. A description of these benefits is included under the heading “Potential Payments Upon Termination or Change in Control” in the Company’s 2024 proxy statement filed with the Securities and Exchange Commission on April 4, 2024 and incorporated herein by reference.

For 18 months from the Eyler Departure Date, Mr. Eyler also will be subject to non-competition and non-solicitation requirements, and Mr. Eyler and the Company will be subject to non-disparagement requirements.

The Separation and Consulting Agreement provides that Mr. Eyler will receive a fee of $59,000 per month during the term. Mr. Eyler will not be eligible to participate in the Bonus Plan for 2025 and will not receive any new equity awards in 2025.

A copy of the Separation and Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The above description of the material terms of the Separation and Consulting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On November 8, 2024, the Company issued a news release regarding the matters set forth in Item 5.02 herein, which is attached hereto as Exhibit 99 and is incorporated herein by reference. The information in this Item 7.01 and the attached Exhibit 99 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

In such news release, the Company also announced that the process for hiring the successor Chief Financial Officer is proceeding effectively, and that the Company expects to announce such person in the near future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Offer Letter between Gentherm Incorporated and William T. Presley, dated as of November 6, 2024

10.2*	Separation and Consulting Agreement between Gentherm Incorporated and Phillip Eyler, dated as of November 6, 2024

99	Company news release, dated November 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary

Date: November 8, 2024